UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2008

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2008, we entered into an unsecured credit agreement with Bank of America. N.A. providing for a $200 million revolving credit facility, including a $100 million foreign currency borrowing sublimit and a $50 million letter of credit sublimit.  Amounts borrowed under the credit facility may be used for repurchases of stock, capital expenditures, working capital and other general corporate purposes.  The credit facility matures and all outstanding borrowings are due on the fifth anniversary of the credit agreement with annual reductions in availability of $25 million on each of the first three anniversaries.

Amounts borrowed under the credit facility may be repaid and reborrowed until the maturity date and bear interest, at our option, at either Eurocurrency Rate plus .5% to .875%, depending on our leverage ratio, as defined in the credit agreement, at the end of the previous quarter, or at the prime rate.  A default interest rate applies on all obligations during an event of default under the credit facility, at a rate per annum equal to 2.0% above the otherwise applicable interest rate.  The credit facility requires us to pay a commitment fee on the unused portion of the facility.  The commitment fee ranges from 0.075% to 0.15% depending on our leverage ratio, as of the end on the previous quarter.

The credit facility contains customary representations and warranties and places certain business operating restrictions on us relating to, among other things, indebtedness, liens and other encumbrances, investments, mergers and acquisitions, asset sales, dividends and distributions and redemptions of capital stock.  In addition, the credit agreement provides for a maximum total leverage ratio and a minimum interest coverage ratio.  The credit facility contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, cross-defaults to certain other indebtedness, bankruptcy and insolvency defaults, material judgments, invalidity of the loan documents and events constituting a change of control.  The credit facility is guaranteed by our material domestic subsidiaries.

The description provided above is qualified in its entirety by reference to the full and complete terms contained in the unsecured credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                                 Financial Statements and Exhibits.

(d)                       Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 6, 2008, by and between Copart and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

	By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel and Secretary

Date: March 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 6, 2008, by and between Copart and Bank of America, N.A.